UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 23, 2015

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2302 TRADE ZONE BOULEVARD

SAN JOSE, CALIFORNIA, UNITED STATES OF AMERICA 95131

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 934 7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective October 23, 2015, SMTC Corporation extended Jim Currie’s appointment as the interim Chief Financial Officer of SMTC to April 30, 2016.

Mr. Currie's services are being provided under an amended interim management services agreement between SMTC and Knightsbridge Interim Management Inc., a company that identifies and places independent contractors who provide certain interim management services (the "Management Services Agreement") and a letter of agreement (the "Letter of Agreement") with Mr. Currie. The Management Services Agreement and Letter Agreement both terminate on October 23, 2015 unless terminated earlier under various circumstances, each of which circumstance requires not more than 20 business days prior written notice of termination. Under the Management Services Agreement, Knightsbridge Interim Management Inc. will be paid $1,275 per day.

The Letter of Agreement stipulates that Mr. Currie will be paid by Knightsbridge Interim Management Inc. and will not be entitled to participate in any insurance (other than director and officer insurance and errors and omissions insurance coverage maintained on his behalf), health, welfare or other benefit plans or remunerations available to SMTC's employees except for reimbursement of pre-approved travel and other expenses incurred in this position. The Letter Agreement also requires that SMTC indemnify Mr. Currie in connection with the performance of his duties as interim Chief Financial Officer.

Other than the extension of the termination date of the management services agreement to April 30, 2016, the terms of the management services agreement and the letter of agreement remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2015	SMTC CORPORATION

	By:	/s/ Sushil Dhiman
Name: Sushil Dhiman
Title: President and Chief Executive Officer